EXHIBIT 99.2


                        UNITED FUEL & ENERGY CORPORATION
                           RESTRICTED STOCK AGREEMENT


      This Agreement is made as of the 17th day of July 2004, by and between United Fuel & Energy Corporation (the "Company") and Scott Heller ("Employee").

                                 WITNESSETH:

      WHEREAS, the parties previously entered a stock purchase agreement as of July 1, 2003 which they wish to terminate and replace with this Agreement; and

      WHEREAS, Thomas E. Kelly ("Kelly") the Chief Executive Officer and Chairman of the Board of Directors of the Company presently owns fifty-eight percent (58%) (being 580 shares of stock) of the outstanding common stock of the Company; and

      WHEREAS, Kelly has entered into a Stock Purchase Agreement (the "Skillern Agreement") with Richard C. Skillern ("Skillern") to purchase all of Skillern's common stock in the Company being 420 shares or 42% of the outstanding shares of common stock of the Company; and

      WHEREAS, the Company has paid a portion of the partial payment made by Kelly to Skillern under the Skillern Agreement; and

      WHEREAS, the Company and Kelly have agreed that upon final payment to Skillern pursuant to the Skillern Agreement, the Company will acquire from Kelly not less than 100 shares of its common stock (being 10% of the outstanding shares of stock of the Company);

      WHEREAS, the Company regards Employee as a valuable employee of the Company and has determined it would be to the advantage and interest of the Company and its shareholders to grant the Employee restricted shares of stock in the Company as an inducement for the Employee to remain in the service of the Company and as an incentive for him to increase his efforts on behalf of the Company;

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

      I. RESTRICTED STOCK GRANT

      The Company hereby grants to Employee, on the terms and conditions hereinafter set forth, 100 shares of the common stock of the Company (the

"Stock"). This grant shall be effective as of the date the Company acquires 10% of its outstanding shares from Kelly. The date of grant is sometimes referred to herein as the "Closing Date."

      II. VESTING OF STOCK

      The shares granted to the Employee shall vest in three stages as follows:

      o On the Closing Date, Employee shall become vested in 50 of the shares of the Stock. For purposes the two bullets below, the remaining unvested shares are referred to as the "Remaining Shares."

      o On the six month anniversary of the Closing Date, an additional 25 shares of the Remaining Shares shall vest.

      o On the first anniversary of the Closing Date, the balance of the Remaining Shares shall vest.

      Notwithstanding the foregoing, if the Employee terminates employment from the Company and all affiliates, voluntarily or involuntarily, for any reason prior to the Closing Date or a subsequent vesting date, all unvested shares on the date of termination shall be forfeited. Fair market value shall be determined for purposes of this Section and all other provisions of this Agreement by an appraisal conducted by the certified public accounting firm retained by the Company to do its annual audit at the time of the fair market value determination.

      III. ADDITIONAL CONDITIONS ON VESTING

      The Employee agrees to execute the following documents prior to the Closing Date as a further precondition to the vesting of any shares:

            a. Employee shall execute one or more agreements relating to obligations in connection with the ownership of the shares or restrictions on transfer of the shares no less restrictive than the obligations and restrictions to which the other stockholders of the Company are subject at the time of vesting.

            b. Employee may be required, as a condition precedent to vesting, to execute a stock pledge agreement, a security agreement, an escrow agreement and an assignment separate from certificate to a lender of the Company or its affiliates that has required the pledge of all outstanding Company stock as a condition of its providing a credit facility to the Company or its affiliates. Employee shall only be required to execute these documents if all other stockholders of the Company have also been required to execute such documents.

            c. If required by the Company, Employee shall give the Company satisfactory assurance in writing, signed by Employee or his legal representative, as the case may be, that such shares are being acquired for investment and not with a view to the distribution thereof.

      IV. RIGHTS AS SHAREHOLDER

      Upon the vesting of the shares, the delivery of all documents required under Article III by Employee to Company, and the satisfaction of any tax withholding obligations, the Employee shall be entitled to the rights of a shareholder of said shares in accordance with the Articles of Incorporation and Bylaws of the Company.

      V. ADJUSTMENTS IN SHARES

      If there should be any change in a class of the shares subject to this grant, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Employee, including adjustment in the number of shares subject to this grant. Any adjustment made pursuant to this paragraph, as a consequence of a change in the corporate structure of the Company shall not entitle Employee to acquire a percentage of ownership of the Company or any successor company greater than Employee would receive, prior to such change; however, Employee shall only be required to reduce his ownership percentage in any new merged or consolidated entity of which the Company may become a part to the same extent as all other existing shareholders of the Company.

      VI. LIMITATION ON TRANSFER AND ASSIGNABILITY

      The grant of restricted stock under this Agreement is personal to the Employee and neither the grant nor any right hereunder shall be transferable or assignable by Employee, either voluntarily or involuntarily, or by operation of law or otherwise. In the event of any attempt by Employee to alienate, assign, pledge, hypothecate, or otherwise dispose of this grant or of any right hereunder, except as provided in this Agreement, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company, at its election, may terminate this grant with respect to all unvested shares and neither the Employee nor any other person shall have the right to vest in such shares at any time.

      VII. LEGEND

      Each share certificate granted under this Agreement shall bear a legend indicating that it is "Restricted Stock." When the restricted shares become vested, the Company shall take such steps as may be appropriate to delete the restricted stock legend.

      VIII. SECTION 83(B) ELECTION

      The Employee may elect, within 30 days of the date of grant (i.e., the Closing Date) pursuant to Section 83(b) of the Internal Revenue Code, to include in his income the fair market value of the shares covered by this Agreement in the taxable year of grant. If he makes this election, the Employee shall promptly notify the Company by submitting to the Company, in the manner it specifies, a copy of the statement filed with the Internal Revenue Service in which the Employee makes such election.

      IX. RESTRICTED SHARE CERTIFICATES TO BE HELD BY THE COMPANY

      Unless otherwise agreed, certificates for some or all unvested shares shall be held by the Company until such shares have become vested and will be transferred to the Employee only after satisfaction of all federal, state and local income and employment tax withholding liabilities that arise either on account of the Section 83(b) election or upon the vesting of the shares.

      X. GENERAL RESTRICTIONS

      The Company shall not be required to deliver any share certificate until it has been furnished with such opinion, representation or other document as it may deem desirable, in its discretion, to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company, the Employee, or the shares awarded under this Agreement or any interest therein. This grant is also subject to the requirement that if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares (or the interests evidenced hereby) subject to this grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this award or the issue of shares hereunder, this grant and the interests evidenced hereby shall have no validity unless such listing registration, qualification, consent or approval shall have been effected or obtained to the complete satisfaction of the Company and free of any conditions not acceptable to the Company.

      XII. NO EFFECT ON TERMS OF EMPLOYMENT

      Subject to the terms of any written employment contract to the contrary, nothing in this Agreement shall effect the right of the Company (or any of its Affiliates that employs employees) to terminate or change the terms of employment of Employee at any time and for any reason whatsoever, with or without cause.

      XII. NOTICE

      Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its secretary at the office of the Company at P. 0. Box 1920, Midland, Texas 79702, and any notice to be given to Employee shall be addressed to him at his address on file in the Company's employment records, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been fully given when enclosed in a properly sealed envelope or wrapper addressed to the aforesaid, registered or certified, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

      XIII. INFORMATION

      Beginning as of the date this Agreement is executed, the Company shall provide the Employee access, on an annual or other periodic basis, to such financial information regarding the Company as the Company prepares for distribution to its shareholders generally.

      XIV. ENTIRE AGREEMENT

      This Agreement constitutes the sole and only agreement of the parties to it and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter, including the Incentive Stock Purchase Agreement dated as of July 1, 2003. Any oral representations or modifications concerning this instrument shall be of no force or effect except in a subsequent modification in writing signed by both parties hereto.

      XV. ATTORNEY'S FEES

      If any actions at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, which may be set by the Court in the same action or in a separate action brought for the purpose, in addition to any other relief to which they may be entitled.

      XVI. GOVERNING LAW

      This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created by this Agreement are performable in Midland County, Texas.

      XVII. LEGAL CONSTRUCTION

      In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

      IN WITNESS WHEREOF, the Company and the Employee have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the date of grant may differ from the date of signature.


Dated:    7/17/04                   UNITED FUEL & ENERGY CORPORATION

                                    By  /s/ Thomas E. Kelly
                                        -----------------------------------

                                    Title  Chairman
                                           --------------------------------


Dated:    7/17/04                   EMPLOYEE

                                    /s/ Scott Heller
                                    ---------------------------------------
                                    Scott Heller